Exhibit 10.2

NONQUALIFIED STOCK OPTION AGREEMENT

United Industrial Corporation 2006 Long Term Incentive Plan

THIS AGREEMENT (this “Agreement”) is made as of                                                 , 2006 by and between United Industrial Corporation, a Delaware corporation (the “Company”), and                                                                         (the “Participant”).

Preliminary Statement

The Board of Directors of the Company (the “Board”), or a committee appointed by the Board (the “Committee”) to administer the United Industrial Corporation 2006 Long Term Incentive Plan (the “Plan”), has authorized this grant of a non-qualified stock option (the “Option”) on                                                    , 2006 (the “Grant Date”) to purchase the number of shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”) set forth below to the Participant, in accordance with the provisions of Article XIII of the Plan. Unless otherwise indicated, any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Plan. A copy of the Plan has been delivered to the Participant. By signing and returning this Agreement, the Participant acknowledges having received and read a copy of the Plan and agrees to comply with it, this Agreement and all applicable laws and regulations.

Accordingly, the parties hereto agree as follows:

1.             Tax Matters. No part of the Option granted hereby is intended to qualify as an “incentive stock option” under section 422 of the Code.

2.             Grant of Option. Subject in all respects to the Plan and the terms and conditions set forth herein and therein, the Participant is hereby granted an Option to purchase from the Company  5,000 shares of Common Stock, at a price per share of $[•], which is the Fair Market Value of a share of Common Stock on the Grant Date (the “Option Price”).

3.             Vesting and Exercise.

(a)   General. Subject to the provisions of Section 3(b) hereof, the Option shall vest and become exercisable on the date of the next Annual Meeting of Shareholders of the Company that occurs following the Grant Date (the “Vesting Date”) in accordance with the provisions of Section 13.3(c) of the Plan, provided that the Participant has not incurred a Termination of Directorship prior to the Vesting Date. There shall be no proportionate or partial vesting in the period prior to the Vesting Date and all vesting shall occur on the Vesting Date, subject to the provisions of Section 3(b) hereof. To the extent that the Option has become vested and exercisable as provided herein, the Option may thereafter be exercised by the Participant, in whole or in part, at any time or from time to time prior to the expiration of the Option as provided herein and in accordance with Sections 13.3(c) and 13.3(d) of the Plan, including, without limitation, by the filing of any written form of exercise notice as may be required by the Committee and payment in full of the Option Price multiplied by the number of shares of

Common Stock underlying the portion of the Option exercised. Upon expiration of the Option, the Option shall be canceled and no longer exercisable.

(b)   Acceleration of Vesting. Notwithstanding the foregoing, in the event of a Change in Control of the Company while the Option remains outstanding, the Option shall become fully and immediately vested and exercisable in accordance with the provisions of Section 13.5 of the Plan.

4.             Option Term. In accordance with the provisions of Section 13.3(b) of the Plan, the term of the Option shall be ten (10) years from the Grant Date, subject to earlier termination in the event of the Participant’s Termination of Directorship as specified in Section 5 hereof.

5.             Termination of Directorship.

Subject to the terms of the Plan and this Agreement, the Option, to the extent vested at the time of the Participant’s Termination of Directorship, shall remain exercisable as follows, in accordance with the provisions of Section 13.4 of the Plan:

(a)   Termination due to Death, Disability, Retirement or Otherwise. Except as provided in Section 5(c) hereof, in the event of the Participant’s Termination by reason of death, Disability, Retirement or otherwise, the vested portion of the Option shall remain exercisable until the earlier of (i) one (1) year from the date of such Termination, and (ii) the expiration of the stated term of the Option pursuant to Section 4 hereof.

(b)   Termination for Cause. In the event of the Participant’s Termination for Cause, the Participant’s entire Option (whether or not vested) shall terminate and expire as of the date of such Termination.

(c)   Treatment of Unvested Options upon Termination. Any portion of the Option that is not vested as of the date of the Participant’s Termination for any reason shall terminate and expire as of the date of such Termination.

6.             Restriction on Transfer of Option. No part of the Option shall be Transferred other than by will or by the laws of descent and distribution and during the lifetime of the Participant, may be exercised only by the Participant or the Participant’s guardian or legal representative. In addition, the Option shall not be assigned, negotiated, pledged or hypothecated in any way (except as provided by law or herein), and the Option shall not be subject to execution, attachment or similar process. Upon any attempt to Transfer the Option or in the event of any levy upon the Option by reason of any execution, attachment or similar process contrary to the provisions hereof, such transfer shall be void and of no effect and the Company shall have the right to disregard the same on its books and records and to issue “stop transfer” instructions to its transfer agent.

7.             Rights as a Stockholder. The Participant shall have no rights as a stockholder with respect to any shares covered by the Option unless and until the Participant has become the holder of record of the shares, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such shares, except as otherwise specifically provided for in the Plan.

8.             Provisions of Plan Control; Entire Agreement. This Agreement is subject to all of the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee and as may be in effect from time to time. The Plan is incorporated herein by reference. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly. This Agreement and the Plan contain the entire understanding of the parties with respect to the subject matter hereof and thereof (other than any exercise notice or other documents expressly contemplated herein or in the Plan) and supersedes any prior agreements between the Company and the Participant with respect to the subject matter hereof.

9.             Notices. Any notice hereunder by the Participant shall be given to the Company in writing and such notice shall be deemed duly given only upon receipt thereof by the Director of Fiscal or the Accounting Manager of the Company. Any notice hereunder by the Company shall be given to the Participant in writing and such notice shall be deemed duly given only upon receipt thereof at such address as the Participant may have on file with the Company.

10.           No Obligation to Continue Directorship. This Agreement does not guarantee that the Company will retain the Participant as a director for any specific time period, nor does it modify in any respect the Company’s right to terminate or modify the Participant’s services as a director or the Participant’s compensation at any time.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

UNITED INDUSTRIAL CORPORATION

By:

Name:

Title:

PARTICIPANT

Signature